UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2004

AMERICANWEST BANCORPORATION

(Exact name of registrant as specified in its charter)

Washington	0-18561	91-1259511
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9506 North Newport Highway, Spokane, Washington	99218-1200
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (509) 467-6993

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On October 28, 2004, AmericanWest Bancorporation (NASDAQ:AWBC) announced earnings of $4.0 million or $0.38 per diluted share for the quarter ended September 30, 2004. A copy of the press release announcing the results is attached hereto as Exhibit 99.1 and incorporated herein by this reference.

The press release includes certain non-GAAP financial information for the nine months ended September 30, 2004, including pro forma net income and pro forma earnings per share computed without a $4.0 million additional loan loss provision and a $618,000 pro forma gain on the sale of a branch which occurred during the quarter ended June 30, 2004. Registrant’s management believes that because these items substantially affected the company’s financial results for the year to date and such losses and gains do not occur on a regular basis, the presentation of non-GAAP information (in addition to GAAP information, and with the required reconciliation) provides useful information to investors about the registrant’s operating performance and facilitates investors’ comparisons to the registrant’s historical operating results.

The information, including the attached exhibit, contained in this Report on Form 8-K is furnished pursuant to Item 2.02 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Exchange Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 7.01 Regulation FD Disclosure.

The information furnished under Item 2.02 is also being furnished under this Item 7.01.

Item 9.01 Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits.

Exhibit Number	Description
99.1	Press Release reporting results of operations for the quarter ended September 30, 2004.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 29, 2004

AMERICANWEST BANCORPORATION

By:	/s/ C. Tim Cassels
C. Tim Cassels
Executive Vice President and CFO

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